
A350 AIRBUS

CIRCOR | Energy | Advanced Flow Solutions

Fourth Quarter 2016 Investor Review

Presented February 16, 2017

Safe Harbor

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, the realization of cost reduction due to restructuring activity and achievement of management's guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORM 10-Q WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

See page 10 for information on the use of non-GAAP financial measures.

Q4 2016 Results

($ millions, except EPS)



Net Revenue
$164
$158
Down
4%
Q4 2015
Q4 2016

Organic	(14%)
Acquisition	11%
FX	(1%)
Total	(4%)



EPS
GAAP
Adjusted*
$0.43
($0.12)
$0.63
$0.48
Q4 2015
Q4 2016
Q4 2015
Q4 2016



YTD Free
Cash Flow*
$17
$46
Up
179%
Q4 2015
Q4 2016

EPS: Diluted Earnings Per Share

** Reflects a non-GAAP measure, see CIRCOR's Q4 2016 earnings press release for definitions and a reconciliation to GAAP*

Energy Segment Highlights

($ millions)

	Q4 2016	YOY Change	FY 2016	YOY Change
Net Revenues	89.0	(3%)	322.0	(16%)
Segment Operating Income	9.3	(1.0)	34.6	(15.8)
Segment Operating Margin	10.4%	(80) bps	10.7%	(240) bps

- **Q4 2016 revenues decreased 3%**
  - Large international projects volume down nearly 40%
  - CFS acquisition contributes $19 million
  - Unfavorable FX impact of ~$0.7 million
- **Q4 2016 segment operating margin decreased 80 bps**
  - $3.2 million write-off related to Venezuela (-360 bps)
  - Engineered Valves margin decline on reduced volume
  - Distributed Valves increases margin despite sales decline
  - CFS contributes to margin expansion
  - Continued productivity, sourcing and restructuring savings

Advanced Flow Solutions Segment Highlights

($ millions)

	Q4 2016	YOY Change	FY 2016	YOY Change
Net Revenues	69.2	(5%)	268.2	(2%)
Segment Operating Income	8.9	(1.6)	33.5	(0.3)
Segment Operating Margin	12.9%	(170) bps	12.5%	10 bps

- **Q4 2016 revenues decreased 5%**
  - 3% decline excluding unfavorable FX
  - Lower power and industrial shipments
  - Higher aerospace shipments

- **Q4 2016 segment operating margin decreased 170 bps**
  - Lower margin shipments to North American power customers
  - Mix impact from defense businesses
  - Savings from productivity and restructuring actions

Q4 P&L Highlights

(in millions, except per share data)

	Q4 2016			Q4 2015		
	Reported GAAP	Special & Restructuring Charges, Net	Adjusted	Reported GAAP	Special & Restructuring Charges, Net	Adjusted
Net Revenue	158.2	-	158.2	164.2	-	164.2
Operating (Loss) Income	(3.4)	14.4	11.0	12.3	4.5	16.7
Net Interest expense	(1.5)	-	(1.5)	(0.6)	-	(0.6)
Other Income (Expense)	1.2	-	1.2	(2.1)	-	(2.1)
Pre-Tax (Loss) Income	(3.7)	14.4	10.7	9.6	4.5	14.1
Benefit from (provision for) income taxes	1.7	(4.4)	(2.6)	(2.5)	(1.1)	(3.6)
Net (Loss) Income	(2.0)	10.0	8.0	7.2	3.3	10.5
Diluted EPS	(0.12)	0.60	0.48	0.43	0.20	0.63

Cash Flow and Debt Highlights

($ millions)

	FY 2016	FY 2015
Cash Flow from Operations	59	27
Capital Expenditures, net	(13)	(11)
Free Cash Flow	46	17

	31-Dec-16	31-Dec-15
Total Debt	251	91
Cash and Cash Equivalents	58	55
Net Debt	193	36
Net Debt to Equity	48%	9%

Q1 2017 Guidance as of February 16, 2017

($ millions, except per share data)

	Q1 2017	
	Low	High
Net Revenue	$140	$150
Expected Adjusted Earnings Per Share	$0.27	$0.37
Expected Special / Restructuring Charges Per Share:		
- Restructuring charges	($0.07)	($0.05)
- Special charges – M&A amortization related	($0.10)	($0.10)

Earnings per share based on expected diluted common share count
Assumes current exchange rates and adjusted tax rate of 26%
Expected Special Charges – M&A related includes amortization of intangibles related to the Schroedahl and CFS acquisitions

Restructuring Actions Summary

($ millions)

	Annualized Savings	2016 Savings	2017 Savings	Status
Actions Announced in 2016	12	4	8	Ongoing
Actions Announced in 2015	21	9	-	Complete
A&D California Machining Center	3	1	2	Complete
Brazil (Operating loss)	4	4	-	Complete
China Operations	2	1	1	Ongoing
Total	42	19	11	

Note: Restructuring actions include both structural and volume-related reductions in force

Use of Non-GAAP Financial Measures

Within this presentation the Company uses non-GAAP financial measures, including adjusted net income, adjusted earnings per diluted share, adjusted operating income, net debt and free cash flow. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they better reflect our ongoing business and allow for meaningful period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company's current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company's current financial results with the Company's past financial results in a consistent manner. For example:

- *We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.*
- *We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.*
- *We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.*
- *We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.*

CIRCOR's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company's operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's fourth-quarter 2016 news release available on its website at www.CIRCOR.com.

Figures labeled "Adjusted" exclude certain charges and recoveries. A description of these charges and recoveries and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's fourth-quarter 2016 news release available on its website at www.CIRCOR.com.